UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 12, 2021

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On November 12, 2021, Creative Realities, Inc., a Minnesota corporation, or “Creative Realities,” and Reflect Systems, Inc., or “Reflect,” entered into an Agreement and Plan of Merger, or the “Merger Agreement,” pursuant to which a direct, wholly owned subsidiary of Creative Realities, CRI Acquisition Corporation, or “Merger Sub,” will merge with and into Reflect, with Reflect surviving as a wholly owned subsidiary of Creative Realities, and the surviving company of the merger, which transaction is referred to herein as the “Merger.”

Reflect provides digital signage solutions, including software, strategic and media services to a wide range of companies across the retail, financial, hospitality and entertainment, healthcare, and employee communications industries in North America. Reflect offers digital signage platforms, including ReflectView, a platform used by companies to power hundreds of thousands of active digital displays. Through its strategic services, Reflect assists its customers with designing, deploying and optimizing their digital signage networks, and through its media services, Reflect assists customers with monetizing their digital advertising networks.

Subject to the terms and conditions of the Merger Agreement, upon the closing of the Merger, Reflect stockholders as of to the effective time of the Merger collectively will receive from Creative Realities, in the aggregate, the following Merger consideration: (i) $18,666,667 payable in cash, (ii) 2,333,334 shares of common stock of Creative Realities (valued based on an issuance price of $2 per share) (the “CREX Shares”), and (iii) supplemental cash payments (the “Guaranteed Consideration”), if any, payable on or after the three-year anniversary of the effective time of the Merger (subject to the Extension Option described below, the “Guarantee Date”), in an amount by which the value of the CREX Shares on such anniversary is less than $6.40 per share, or if certain customers of Reflect collectively achieve over 85,000 billable devices online at any time on or before December 31, 2022, is less than $7.20 per share (such applicable amount, the “Guaranteed Price”), multiplied by the amount of CREX Shares held by the Reflect stockholders on the Guarantee Date (subject to the Extension Option described below), subject to the terms of the Merger Agreement.

Creative Realities may exercise an extension option (the “Extension Option”) to extend the Guarantee Date from the three-year anniversary of the Closing Date to six (6) months thereafter if (i) the Extension Threshold Price is greater than or equal to 70% of the Guaranteed Price described above, and (ii) Creative Realities provides written notice of its election to exercise the Extension Option at least ten (10) days prior to the three-year anniversary of the Closing. The “Extension Threshold Price” means the average closing price per share of Creative Realities Shares as reported on the Nasdaq Capital Market (or NYSE) in the fifteen (15) consecutive trading day period ending fifteen (15) days prior to the three-year anniversary of the Closing Date. If the Extension Threshold Price is less than 80% of the Guaranteed Price, then the Guaranteed Price will be increased by $1.00 per share.

Under the terms of the Merger Agreement, Creative Realities will adopt a retention bonus plan for key Reflect employees that will continue their services after the effective time of the Merger in substantially the form attached as Exhibit C to the Merger Agreement (the “Retention Bonus Plan”), pursuant to which key members of Reflect’s management team will be eligible to receive an aggregate of $1,333,333 in cash, which will be paid 50% at the closing of the Merger, and subject to continuous employment with Reflect, 25% on the one-year anniversary of the closing of the Merger and 25% on the two-year anniversary of the closing of the Merger. The future cash payments due on the one-year and two-year anniversaries of the closing of the Merger will be deposited into a “rabbi” trust at the closing of the Merger. The Retention Bonus Plan also will require Creative Realities to issue Creative Realities Shares having an aggregate value of $666,667 to the plan participants as follows: 50% of the value of such shares will be issued at the closing of the Merger at the issuance price of $2 per share. Subject to continuous employment with Reflect, 25% of the value of such shares will be issued on the one-year anniversary of the closing of the Merger and the remaining 25% of the value of such shares will be issued on the two-year anniversary of the closing of the Merger. The shares to be issued one the one-year and two-year anniversaries of the Merger will be determined based on dividing the value of shares issuable on such date by the trailing 10-day volume weighed average price (VWAP) of the shares as of the such vesting date as reported on the Nasdaq Capital Market.

The Merger Agreement contains customary closing conditions. Among these conditions, the Merger Agreement requires that the stockholders of Reflect approve the Merger and other related proposals (the “Reflect Proposals”), and that the shareholders of Creative Realities approve the issuance of the CREX Shares Consideration, the terms of the Retention Bonus Plan and other related proposals (the “Creative Realities Proposals”). The parties intend to seek stockholder approvals of the Creative Realities Proposals and Reflect Proposals via a joint proxy statement/prospectus on Form S-4 (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), which will include audited annual and unaudited interim historical financial information for the operations comprising the business of Reflect, together with pro forma financial information, and such other information as required by applicable SEC rules. Creative Realities filed the preliminary form of the Proxy Statement with the SEC on November 12, 2021.

The Merger Agreement contains customary representations, warranties, covenants, escrow and indemnification provisions. At closing of the Merger, $2.5 million of the cash Merger consideration will be deposited into a one-year escrow account as the sole remedy to secure the indemnification obligations of Reflect stockholders; provided that claims related to breaches of certain representations, warranties and covenants will not be limited by the escrow account and will be limited by the Merger consideration paid to such stockholders. Losses must exceed $200,000 before Reflect stockholders would be liable for any indemnification obligations, in which event Reflect stockholders would be responsible for the amount of all losses above such amount. Creative Realities may offset from the Guaranteed Consideration the amount of losses that Creative Realities is finally determined to be entitled under the indemnification provisions of the Merger Agreement.

An additional $250,000 of the cash Merger consideration will be deposited into an escrow account to secure any required payments by the Reflect stockholders as part of the post-closing purchase price adjustments set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for both Creative Realities and Reflect, including rights to terminate the Merger Agreement in the event of a breach by the other party and limited rights permitting Creative Realities to terminate the Merger Agreement upon the failure to obtain sufficient financing to fund the cash portion of the Merger consideration, and certain adverse developments in the Reflect’s business.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated herein by this reference. . The Merger Agreement is not intended to provide any other factual information about Creative Realities, Reflect or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Creative Realities’ public disclosures.

Voting and Lock-up Agreements

In connection with the execution of the Merger Agreement, certain Creative Realities shareholders (including all of the officers and directors of Creative Realities) who in the aggregate own approximately 44.8% of the outstanding shares of common stock of Creative Realities as of November 11, 2021, and certain Reflect stockholders who in the aggregate own approximately 54.6% of the outstanding shares of common stock (on an as-converted to common stock basis) of Reflect as of November 11, 2021, are parties to voting agreements with Reflect and Creative Realities, respectively, whereby such shareholders and stockholders have agreed to vote in favor of, and to adopt and approve, the Creative Realities Proposals and Reflect Proposals, respectively, at any meeting of Creative Realities’ shareholders or Reflect’s stockholders, as applicable (or any adjournment or postponement thereof), subject to the terms of the voting agreements.

The voting agreements executed by Reflect stockholders further provide that Reflect stockholders will agree that they will not, subject to certain exceptions, transfer, sell, tender or otherwise dispose of any of the CREX Shares that they will receive as a result of the Merger for a period of six months after the Merger, and for an additional lock-up period as requested by any underwriter in connection with any debt or equity financing of Creative Realities shares of common stock conducted between the execution of the Merger Agreement and the closing of the Merger (the “Lock-up Period”); provided that such restrictions will not extend longer than one year following the closing of the Merger.

The Merger Agreement requires Reflect to use commercially reasonably best efforts to obtain joinder agreements in forms reasonably acceptable to Creative Realities, pursuant to which Reflect stockholders entitled to receive 90% or more of the aggregate Merger consideration agree to be bound by the terms of the Merger Agreement, and to not sell or transfer any of the CREX Shares during the Lock-up Period, and the holders of 75% of Reflect stock must sign such agreements as a condition to Creative Realities’ obligation to consummate the Merger.

The foregoing description of the voting agreements is not a complete description thereof and is qualified in its entirety by reference to the full text of the voting agreements, copies of which are filed as Exhibits 9.1 and 9.2 to this report and incorporated herein by this reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2021, the Creative Realities Board of Directors approved employment agreements with each of Richard Mills, Chief Executive Officer of Creative Realities, and Wil Logan, Chief Financial Officer of Creative Realities, which are summarized below.

Richard Mills Employment Agreement

Creative Realities employs Richard Mills as Creative Realities Chief Executive Officer. Mr. Mills and Creative Realities entered into a new employment agreement on November 12, 2021. The employment agreement is effective for a one-year term, which automatically renews for additional one-year periods unless either Creative Realities or Mr. Mills elects not to extend the term. The agreement provides for an initial annual base salary of $330,000, subject to annual increases but generally not subject to decreases. The employment agreement provides that Mr. Mills’ annual base salary adjusts automatically upon the closing of the Merger to $450,000, subject to annual increases, but not generally subject to decreases. Under the agreement, Mr. Mills is eligible to participate in performance-based cash bonus or equity award plans for Creative Realities senior executives. Mr. Mills will participate in Creative Realities employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, Mr. Mills will be entitled to receive aggregate severance payments equal to twelve months of his base salary. The agreement provides that any severance payments would be paid in installments over the course of the severance. This agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters.

Will Logan Employment Agreement

Creative Realities employs Will Logan as Creative Realities Chief Financial Officer. Mr. Logan and Creative Realities entered into an employment agreement on November 12, 2021. The employment agreement is effective for a one-year term, which automatically renews for additional one-year periods unless either Creative Realities or Mr. Logan elects not to extend the term. The agreement provides for an initial annual base salary of $249,000, subject to annual increases, but generally not subject to decreases. The employment agreement provides that Mr. Logan’s annual base salary adjusts automatically upon the closing of the Merger to $350,000, subject to annual increases, but not generally subject to decreases, and Mr. Logan will receive a $75,000 cash bonus upon the closing of the Merger. Under the agreement, Mr. Logan is eligible to participate in performance-based cash bonus or equity award plans for Creative Realities senior executives. Mr. Logan will participate in Creative Realities employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, Mr. Logan will be entitled to receive aggregate severance payments equal to 12 months of his base salary. This agreement provides that any severance payments would be paid in installments over the course of the severance. The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters.

The foregoing description of the employment agreements and the transactions contemplated thereby is not a complete description thereof and is qualified in its entirety by reference to the full text of the employment agreements, copies of which are filed as Exhibits 9.1 and 9.2 to this report and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On November 12, 2021, Creative Realities issued a press release announcing the Merger with Reflect Systems, Inc., a copy of which is filed as Exhibit 99.1 to this report.

Important Additional Information

On November 12, 2021, Creative Realities filed a preliminary Proxy Statement with the SEC, and intends to mail to its shareholders the definitive Proxy Statement in connection with the proposed Merger. The Proxy Statement contain important information about Creative Realities, Reflect, the proposed Merger and the Merger Agreement, the Creative Realities Proposals and the Reflect Proposals. Investors and security holders are urged to read the Proxy Statement carefully before making any voting or investment decision with respect to the proposed Merger or proposals therein.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by Creative Realities with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Creative Realities by contacting Creative Realities’ investor relations at (502) 791-8800.

Participants in the Solicitation

Creative Realities and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the Creative Realities Proposals. Information regarding the directors and executive officers of Creative Realities and their ownership of shares of Creative Realities common stock is contained in the Proxy Statement, the preliminary form of which was filed with the SEC on November 12, 2021, and is supplemented by other public filings made, and to be made, with the SEC. Creative Realities’ directors and executive officers beneficially own approximately 10.25% of Creative Realities’ common stock. A more complete description is set forth in the Proxy Statement. Investors and security holders may obtain additional information regarding the direct and indirect interests of Creative Realities and its directors and executive officers with respect to the proposed Merger by reading the Proxy Statement and other filings referred to above.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements relating to Creative Realities, Reflect and the proposed Merger. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events. Neither Creative Realities nor Reflect can assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements regarding the strategies, prospects, plans, expectations or objectives of management of Creative Realities or Reflect for future operations of the combined company, the risk that the conditions to the closing of the proposed Merger are not satisfied, including the failure to timely or at all obtain approval of the Creative Realities Proposals and Reflect Proposals; uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Creative Realities and Reflect to consummate the proposed Merger; risks related to Creative Realities’ ability to correctly estimate its operating expenses and expenses associated with the proposed Merger, including any debt expenses related to any debt financing obtained in advanced of the closing of the proposed Merger; Creative Realities’ ability to obtaining any financing necessary to pay the $18,666,667 cash portion of the Merger consideration and fund the $1,333,333 cash portion of the Reflect Retention Plan at the closing of the Merger, including the terms of any debt or equity financing; risks related to the changes in market price of the Creative Realities shares of common stock; competitive responses to the proposed Merger; unexpected costs, charges or expenses resulting from the proposed Merger; the effect of the COVID-19 pandemic and the steps taken by governments and customers of Creative Realities and Reflect to address the pandemic, including business closures; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere.

For a discussion of the factors that may cause Creative Realities’, Reflect’s and the combined company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, and for a discussion of risk associated with the ability of Creative Realities and Reflect to complete the proposed Merger and the effect of the proposed Merger on the business of Creative Realities, Reflect and the combined company, see “Risk Factors” set forth in the preliminary Proxy Statement filed with the SEC on November 12, 2021. Readers are also urged to carefully review and consider the various disclosures we make in amendments to the Proxy Statement filed with the SEC and that we will mail to our shareholders. In addition, additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Creative Realities. There can be no assurance that the proposed Merger will be completed, or if it is completed, that it will be consummated within the anticipated time period or that the expected benefits of the proposed Merger will be realized.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of Creative Realities, Reflect or the combined company could differ materially from the forward-looking statements. All forward-looking statements in this communication are current only as of the date on which the statements were made. Neither Creative Realities nor Reflect undertake any obligation (and expressly disclaim any such obligation to) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 12, 2021, by and between the registrant, CRI Acquisition Corporation, Reflect Systems, Inc., and RSI Exit Corporation

9.1	Voting and Lock-up Agreement dated November 12, 2021 among registrant, Reflect Systems, Inc. and certain stockholders of Reflect

9.2	Voting Agreement dated November 12, 2021 among registrant, Reflect Systems, Inc. and certain stockholders of registrant

10.1	Employment Agreement dated as of November 12, 2021 by and between the registrant and Rick Mills.

10.2	Employment Agreement dated as of November 12, 2021 by and between the registrant and Will Logan.

99.1	Press Release, dated November 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Creative Realities agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

By:	/s/ Will Logan
Will Logan
Chief Financial Officer

Date: November 15, 2021